Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of HKN Inc. and further agree that this Joint Filing Agreement be included as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  July 15, 2013

Brean Murray Carret Group, Inc.
By:	Vicali Services (BVI) Inc.
Its Director
By:
Name:	Susan V. Demers
Title:	Director

AEF Finance Ltd.
By:	Vicali Services (BVI) Inc.
Its Director
By:
Name:	Susan V. Demers
Title:	Director

Lyford Investments Enterprises Ltd.
By:	Vicali Services (BVI) Inc.
Its Director
By:
Name:	Susan V. Demers
Title:	Director

UniPureEnergy Acquisition Ltd.
By:	Vicali Services (BVI) Inc.
Its Director
By:
Name:	Susan V. Demers
Title:	Director

Quadrant Management, Inc.
Its Director
By:
Name:	Marco Vega
Title:	CFO

Wayne Quasha